Exhibit A





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                          BIOCRAFT LABORATORIES, INC.

                      1995 RESTRICTED STOCK PURCHASE PLAN



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                               Table of Contents
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 1. PURPOSE OF THE PLAN...............................................   1

 2. DEFINITIONS.......................................................   1

 3. EFFECTIVE DATE OF THE PLAN........................................   2

 4. ADMINISTARTION OF THE PLAN........................................   2

 5. SHARES SUBJECT TO THE PLAN........................................   2

 6. GRANT OF AWARDS...................................................   3

 7. AWARD AGREEMENTS..................................................   3

 8. RESTRICTIONS......................................................   3

 9. RIGHTS AS A STOCKHOLDER...........................................   4

10. RESTRICTION PERIOD................................................   4

11. LAPSE AT DISCRETION OF THE COMMITTEE..............................   4

12. WITHHOLDING TAXES.................................................   4

13. COMPLIANCE WITH SECURITIES LAWS REQUIREMENTS......................   5

14. INTERPRETATION OF THE PLAN........................................   5

15. LIMITS OF LIABILITY...............................................   5

16. EFFECT OF THE PLAN ON EMPLOYMENT RELATIONSHIP.....................   6

17. AMENDMENT AND TERMINATION OF THE PLAN.............................   6



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                          BIOCRAFT LABORATORIES, INC.

                      1995 RESTRICTED STOCK PURCHASE PLAN

1.   PURPOSE OF THE PLAN

     The purpose of the Biocraft Laboratories, Inc. 1995 Restricted Stock Purchase Plan (the "Plan") is to promote the interests of Biocraft Laboratories, Inc., by (a) providing an incentive to employees of the Company which will attract, retain and motivate personnel possessing outstanding ability who, by their ability and diligence, are able to make meaningful contributions to the Company's long-term success and (b) furthering the identity of Participants with those of the Company's stockholders through stock ownership opportunities

2.   DEFINITIONS

     The following terms shall have the meanings set forth below for purposes of the Plan:

     (a) Award. An award of the right to purchase Restricted Stock granted under the provisions of the Plan at a price determined by the Committee, but in no case less than 10% of the fair market value of such Stock at date of grant.

     (b)  Board. The Board of Directors of the Company.

     (c)  Committee.   A  committee  which  shall  be  either  the  Compensation
          Committee of the Company or a committee of three (3) or more directors to be appointed by the Board.

     (d) Company. Biocraft Laboratories, Inc., a Delaware corporation, and its subsidiaries, their successors, and any other corporation which adopts the Plan with the approval of the Board.

     (e) Employee. Any person who is actually performing services for the Company in an empoyer-employee relationship, but excluding any person who is a member of a collective bargaining unit.

     (f)  Participant.   An  Employee  who  is  selected  by  the  Committee  to
          participate in the Plan.

     (g) Restricted Stock. Any shares of Stock purchased by a Participant pursuant to the Plan subject to the restrictions set forth in Section 8 hereof.


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     (h)  Stock. Common Stock of the Company, $.01 par value.

     (i) Purchase Price. The price to be paid by the Participant for the shares of Stock awarded to him, such price to be no less than 10% of the fair market value of such shares on the date of grant.

3.   EFFECTIVE DATE OF THE PLAN

     The effective date of the Plan is June 14, 1995.

4.   ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Committee. Members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board. Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to (a) select Participants; (b) determine the Purchase Price of the Stock to be awarded and number of shares to be granted to each Participant; (c) determine the time or times and the conditions subject to which Awards may be made; (d) establish from time to time regulations for the administration of the Plan; (e) interpret the Plan; and (f) make all determinations necessary for the administration of the Plan. All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinion or valuations of any such persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee or the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.


5.   SHARES SUBJECT TO THE PLAN

     An aggregate of 1,000,000 shares of Stock shall be subject to the Plan either from authorized but theretofore unissued shares or from shares reacquired by the Company, including shares purchased in the open market, and such number and kind of shares shall be appropriately adjusted by the Committee in the event of any stock dividend or split, reverse stock split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate charge with respect to such Stock. If prior to the


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termination of the Plan shares of Restricted  Stock shall have been  repurchased by the Company as a result of a forfeiture of such shares pursuant to the Plan, such shares shall again become available for issuance pursuant to the Plan.

6.   GRANT OF AWARDS

     The Committee may, from time to time, in its sole discretion select Participants, determine the number of shares of Restricted Stock to be granted to each Participant, and establish the applicable terms and conditions of each such Award. No Employee shall have any right to participate in the Plan. An Employee selected by the Committee for participation during any one period will not by virtue of such participation have the right to be selected as a Participant for any other period.

7.   AWARD AGREEMENTS

     Each Award shall be evidenced by a written agreement, executed by the Participant and the Company, which shall contain such terms and conditions as the Committee, in its sole discretion, may determine. In addition, the Participant shall either (i) pay in full the Purchase Price of the shares of Restricted Stock subject to such Award in cash or (ii) pay at least the par value of such shares in cash and execute and deliver to the Company a promissory note to pay the balance of the Purchase Price over a period of time fixed by the Committee. All other terms and conditions of any such promissory note shall be determined by the Committee.

8.   RESTRICTIONS

     Shares of Stock issued or transferred to a Participant pursuant to the Plan shall be subject to the following restrictions:

     (a)  None of such  shares  may be  sold,  assigned,  transferred,  pledged, hypothecated or otherwise encumbered or disposed of until the restrictions on such shares shall have lapsed pursuant to Section 10 or 11 hereof.

     (b) In the event that a Participant ceases to be an Employee, the Company may, but shall not have any obligation to, purchase any shares of Stock the restrictions on which shall not have lapsed pursuant to Sections 10 and 11 hereof for an amount equal to the lesser of the Purchase Price of such shares of Stock or their fair market value on the date such Participant shall cease to be an Employee.


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9.   RIGHTS AS A STOCKHOLDER

     Upon the acceptance by a Participant of an Award, such Participant shall, subject to the restrictions set forth in Section 8 hereof, have all the rights of a stockholder with respect to the shares of Restricted Stock subject to such Award, including, but not limited to, the right to vote such shares of
Restricted Stock and the right to receive all dividends paid thereon. Certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in Section 8 hereof.

10.  RESTRICTION PERIOD

     The Committee shall establish as to each Award the terms and conditions on which the restrictions set forth in Section 8 shall lapse.

11.  LAPSE AT DISCRETION OF THE COMMITTEE

     Notwithstanding the forfeiture provisions of Section 8 above, the Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any or all such restrictions, or provide that the restrictions on the pro-rata paid portion of such shares of Restricted Stock shall terminate, and that such shares shall not be subject to forfeiture under
Section 8 above, upon the death, disability or retirement of a Participant.

12.  WITHHOLDING TAXES

     Each Participant shall agree at the time his Award is granted, and as a condition thereof, that the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of any Federal, State or local taxes of any kind required by law to be withheld with respect to the shares of Stock subject to the Award or, if such payments are insufficient to satisfy such taxes, or if no such payments are due or to become due to such Participant, that such Participant will pay to the Company, or make arrangements satisfactory to the Company regarding payments to the Company of, the aggregate amount of any such taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificates free of a legend reflecting the restrictions set forth in Section 8 hereof shall be issued to such Participant.

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13.  COMPLIANCE WITH SECURITIES LAWS REQUIREMENTS

     Unless there is in effect at the time of exercise a registration statement under the Securities Act of 1933 permitting the resale to the public of shares acquired under the Plan (and, if required, thee is available for delivery a prospectus meeting the requirements of Section 10(a) (3) of such Act), the Participant shall, unless determined by the Committee that such is not required,
(i) represent and warrant in writing to the Company that the shares acquired are being acquired for investment and not with a view to the distribution thereof,
(ii) acknowledge that the shares acquired may not be sold unless registered for sale under said Act or pursuant to an exemption from such registration, and
(iii) agree that the certificates evidencing such shares shall bear a legend to the effect of clauses (i) and (ii). If, subsequent to any such acquisition for investment, there should become effective under the Securities Act of 1933 a registration statement permitting the resale to the public of shares so acquired and, if required, there is available for delivery by the Participant a prospectus meeting the requirements of Section 10(a) (3) of said Act, then any representations and warranties previously made that such shares were being acquired for investment and not with a view to the distribution thereof shall not preclude the Participant from selling such shares pursuant to the registration statement and in the event of any such sale the holders of such shares shall be released from such representations and warranties with respect to shares sold by them pursuant to such registration statement.

14.  INTERPRETATION OF THE PLAN

     Any question of fact necessary for the application of the Plan, and any question of interpretation or application of the Plan or any rule adopted pursuant to Section 4 hereof, shall be determined by the Committee, and the determination of such questions made by the Committee shall be final and conclusive upon all parties.

15.  LIMITS OF LIABILITY

     Neither the Company nor any member of the Committee or the Board, or any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan, or based on or arising out of a determination of any question under the Plan, or an interpretation, administration or application of the Plan, made in good faith.

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16.  EFFECT OF THE PLAN ON EMPLOYMENT RELATIONSHIP

     The establishment of the Plan shall in no way, now or hereafter, reduce, enlarge or modify the employment relationship between the Company and any Participant. Nothing contained in the Plan or any Award pursuant thereto shall be construed as conferring upon any Participant any right to continue in the employ of the Company.

17.  AMENDMENT AND TERMINATION OF THE PLAN

     The Board may amend, suspend, or terminate the Plan in any respect at any time, except that the Board may not decrease the minimum purchase price for shares of stock awarded under the Plan or increase the maximum number of shares of Stock which may be awarded under the Plan (other than increases due to adjustments in accordance with Section 5 hereof), without the approval of the stockholders of the Company. No modification or amendment of the Plan shall affect the rights of a Participant under an Award previously granted to him unless such Participant consents in writing to such retroactive modification or amendment of his rights.



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